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                                                                  Exhibit 10.3

                         EXECUTIVE EMPLOYMENT AGREEMENT


         This EXECUTIVE EMPLOYMENT AGREEMENT (this "AGREEMENT") is made as of November 18, 2003 by and between Andrew S. Wyant ("EXECUTIVE") and Natural Golf Corporation, an Illinois corporation (the "COMPANY").

                                    RECITALS

         WHEREAS, the Company is engaged in the business of golf instruction, primarily through the sale of instructional videotapes and golf schools, as well as the design, manufacture and sale of golf equipment (the "BUSINESS").

         WHEREAS, the Company desires to employ Executive as its President and Chief Executive Officer, all under the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

         1. EMPLOYMENT OF EXECUTIVE. The Company hereby employs Executive as the Company's President and Chief Executive Officer, and Executive hereby accepts such employment and agrees to act in such capacities, all in accordance with the terms and conditions of this Agreement. This Agreement shall become effective upon, and Executive's employment hereunder shall commence as of, the closing of an initial public offering (an "IPO") of common stock by the Company (the "EFFECTIVE DATE") and continue until terminated as provided in this Agreement. In the event that an IPO has not been completed on or before March 31, 2004, either the Company or Executive may terminate this Agreement by written notice to the other party, in which case, none of the terms or conditions set forth herein shall be of any force or effect.

         2. OFFICES AND DUTIES. During the term of his employment, Executive will perform such duties as the Board of Directors of the Company ("BOARD") may prescribe from time to time, consistent with Executive's titles, and Executive shall report to the Board. Executive agrees that during the term of his employment, he will devote substantially all of his business time and attention to fulfilling his duties under this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall preclude Executive from devoting reasonable periods of time and effort to (i) charitable, community and personal activities,
(ii) management of his personal investment assets, and (iii) with the approval of the Board, serving as a director or advisor of any other business entity; provided, however, that in each case, such activity does not interfere in any material respect with the performance by Employee of his duties hereunder, and does not violate SECTION 4 hereof. Executive hereby represents and warrants that neither Executive's entry into this Agreement nor Executive's performance of his obligations hereunder will conflict with or result in a breach of the terms, conditions or provisions of any other agreement or obligation of any nature to which Executive is a party or by which Executive is bound, including, without limitation, any employment agreement, non-competition agreement or confidentiality agreement entered into by Executive.

         3. COMPENSATION.

             3.1 BASE SALARY. During the term of his employment, the Company will pay Executive a base salary at a rate of $225,000 per annum (the "BASE SALARY"), payable in accordance with the Company's normal payroll practices for executive officers. The Base Salary may be increased on an annual basis at the sole discretion of the Board.

             3.2 BONUS COMPENSATION. Executive shall be eligible to receive discretionary annual bonuses, beginning with respect to the fiscal year ending November 30, 2004, of up to 75% of his then current Base Salary ("BONUS PAYMENTS"). It is anticipated that (i) up to 75% of Executive's potential Bonus Payments for a given fiscal


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year will be determined based upon the Board's evaluation, in its sole discretion, as to the Company's performance and results during such fiscal year, and (ii) up to 25% of Executive's potential Bonus Payments for a given fiscal year will be determined based upon the Board's evaluation, in its sole discretion, as to Executive's performance and contribution to the Company during such fiscal year.

             3.3 IPO BONUS. If an IPO is completed, the Company shall pay Executive a special, one-time bonus of $50,000, payable on or before the tenth
(10th) business day following the closing of the IPO. Any bonus earned or paid pursuant to this Section 3.3 shall not be deemed a "Bonus Payment" for purposes of this Agreement.

             3.4 STOCK INCENTIVE PLAN AWARDS. Executive shall be entitled to participate in the Company's 2003 Stock Incentive Plan and any successor plan (collectively, the "PLAN"). As of the Effective Date, Executive shall be granted 100,000 shares of restricted stock under the Plan, 50,000 shares of which shall vest on January 1, 2005 and 50,000 shares of which shall vest on January 1, 2006. In addition, the Company shall grant Executive non-qualified options to purchase an aggregate of 255,000 shares of the Company's common stock under the Plan ("OPTIONS"). The agreement granting such Options shall be similar in form to option agreements for other executives of the Company; provided, however, that the Options granted pursuant to this SECTION 3.4 shall vest immediately with respect to 155,000 shares, for which the exercise price will be $4.00 per share, and the remaining 100,000 shares will vest pro rata on a monthly basis over a two-year period from the Effective Date and have an exercise price equal to the initial public offering price of the Company's common stock in the IPO. In addition, Options and shares of restricted stock granted pursuant to this
SECTION 3.4 shall immediately vest upon a Change in Control (as defined below). If Executive's employment hereunder is terminated by Executive for Good Reason or by the Company without Cause, so long as Executive has executed and delivered to the Company a general release in the form attached hereto as Exhibit A, a portion of any shares of restricted stock that are scheduled to vest on January 1 of the year following the calendar year in which such termination occurs (the "REFERENCE SHARES") shall immediately vest upon such termination determined by multiplying the number of Reference Shares by a fraction in which the numerator equals the number, if any, of whole calendar months during the calendar year in which such termination occurs prior to the Termination Date, and the denominator is twelve (12).

             3.5 BENEFITS. Executive will be entitled to participate in group life and medical insurance plans, profit-sharing and similar plans, and other "fringe benefits" which are currently offered or may be offered in the future by the Company (collectively, "BENEFITS"), comparable to those made available by the Company to its other senior executive employees, in accordance with the terms of such plans. On or before December 31, 2003, provided that Executive makes himself reasonably available for any physical examinations and provides all information necessary to satisfy this obligation, and assuming Executive is insurable on commercially reasonable terms, the Company will also provide Executive with a supplemental life insurance benefit of $500,000.

             3.6 VACATION. Executive shall be entitled to take four (4) weeks of vacation, with pay, during each full calendar year during the term of his employment, or a proportionate fraction thereof for any partial calendar year during the term of his employment. Vacation allowances shall be earned as described in the Company's vacation policy then in effect. Vacation allowances shall not be accumulated from year to year.

             3.7 WITHHOLDING. All compensation payable to Executive under this Agreement is stated in gross amount and will be subject to all applicable withholding taxes, other normal payroll deductions, and any other amounts required by law to be withheld.

             3.8 EXPENSES. The Company, in accordance with its policies and procedures, will pay or reimburse Executive for all expenses (including travel and entertainment expenses) reasonably incurred by Executive during the term of his employment in connection with the performance of Executive's duties under this Agreement. In addition, the Company shall reimburse Executive for all reasonable golf-related fees and expenses other than initial membership or initiation fees for any club. Reimbursements paid by the Company pursuant to this SECTION 3.8 shall be contingent upon Executive providing the Company with reasonable documentation or evidence of the expenses for which Executive seeks reimbursement, in accordance with the policies and procedures established by the Company.


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             3.9 BOARD AUTHORITY TO DELEGATE. The authority granted to the Board pursuant to this SECTION 3 may be delegated by the Board to a duly appointed compensation committee of the Board.

         4. COVENANT NOT TO COMPETE.

             4.1. EXECUTIVE'S ACKNOWLEDGMENT. Executive agrees and acknowledges that in order to assure the Company that it will retain its value and that of the Business as a going concern, it is necessary that Executive undertake not to utilize his special knowledge of the Business and his relationships with customers and suppliers to compete with the Company. Executive further acknowledges that:

             (a) the Company is currently engaged in the Business;

             (b) Executive has occupied, and will continue to occupy, a position of trust and confidence with the Company and has acquired, and will continue to acquire, an intimate knowledge of all proprietary and confidential information concerning the Business;

             (c) the agreements and covenants contained in this SECTION 4 are essential to protect the Company and the goodwill of the Business;

             (d) the Company would be irreparably damaged if Executive were to provide services to any person or entity in violation of the provisions of this Agreement;

             (e) the scope and duration of the Restrictive Covenants are reasonably designed to protect a protectible interest of the Company and are not excessive in light of the circumstances; and

             (f) Executive has a means to support himself and his dependents other than by engaging in the Business, or a business similar to the Business, and the provisions of this SECTION 4 will not impair such ability.

             4.2. NON-COMPETE. The "RESTRICTED PERIOD" for purposes of this Agreement shall commence on the Effective Date of this Agreement and shall continue until the one (1) year anniversary of the Termination Date. Executive hereby agrees that at all times during the Restricted Period, Executive shall not, directly or indirectly, whether individually or as an employee, agent, consultant, stockholder, director, partner or in any other representative capacity, engage in the Business, or own, operate, manage, control invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes to engage in the Business, anywhere within the United States or Canada (the "TERRITORY").

             4.3. NON-SOLICITATION. Without limiting the generality of the provisions of SECTION 4.2 above, Executive hereby agrees that, during the Restricted Period, Executive will not, directly or indirectly, solicit, or participate as an employee, agent, consultant, stockholder, director, partner or in any other representative capacity in any business which solicits, business from any Person which is or was a customer or vendor of the Business as of, or during the six (6) months prior to, the Termination Date, or from any successor in interest to any such Person, for the purpose of marketing, selling or providing any such Person any services or products similar to those offered by or available from the Company, or encouraging any such Person to terminate or otherwise alter his, her or its relationship with the Company.

             4.4. INTERFERENCE WITH EMPLOYEE AND INDEPENDENT CONTRACTOR RELATIONSHIPS. During the Restricted Period, Executive shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, without the prior written consent of the Company, employ or engage, recruit or solicit for employment or engagement, any individual who is employed or engaged by the Company at that time, or has been employed or engaged by the Company during the six (6) months prior thereto, or otherwise seek to influence or alter any such individual's relationship with the Company.


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             4.5. NON-DISPARAGEMENT. Following any Termination Date, (i)
Executive agrees not to take any action, and not to make any oral or written statement to any person (including but not limited to any employee, client, customer, supplier, or vendor of the Company), that disparages or places in a false or negative light: (a) the Company; or (b) any past or present officer, employee, product, or service of the Company, and (ii) the Company agrees not to take any action, and not to make any oral or written statements to any person, that disparages or places in a false or negative light the Executive. The foregoing, however, shall not limit either Executive or the Company from making any disclosure to the extent required by law or to comply with the lawful subpoena of any administration or governmental body.


             4.6. BLUE-PENCIL. If any court of competent jurisdiction shall at any time deem the term of any particular Restrictive Covenant too lengthy or the Territory too extensive, the other provisions of this SECTION 4 shall nevertheless stand, and the Restricted Period shall be deemed to be the longest period permissible by law under the circumstances and the Territory shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the Restricted Period and/or the Territory to permissible duration or size.

             4.7. INVESTMENT EXCEPTION. Notwithstanding the foregoing, nothing contained in this SECTION 4 shall be construed to prevent Executive from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if Executive is not involved in the business of said corporation and if Executive and his associates (as such term is defined in Regulation 14(A) promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof), collectively, do not own more than an aggregate of two percent (2%) of the stock of such corporation.

         5. CONFIDENTIAL INFORMATION. During the term of this Agreement and thereafter, Executive shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Company, furnish, make available or disclose to any Person or use for the benefit of himself or any Person, any Confidential Information, except to the extent reasonably necessary to carry out Executive's duties and responsibilities to the Company or to the extent required by law or to comply with the lawful subpoena of any administrative or governmental body, in which case Executive shall give prompt notice of such subpoena to Company. As used in this SECTION 5, "CONFIDENTIAL INFORMATION" shall mean any information relating to the Business or affairs of the Company, including but not limited to information relating to financial statements, business plans, forecasts, purchasing plans, customer identities, potential customers, employees, suppliers, equipment, marketing programs, strategies and information, analyses, profit margins or other proprietary information used by the Company in connection with the Business of the Company; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Executive. Executive acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company.

         6. TERMINATION.

             6.1. WITHOUT CAUSE. The Company, by action of the Board, may terminate Executive's employment hereunder at any time, without Cause, upon not less than ten (10) days' written notice to Executive. Upon notice of such termination from the Company, the Company may (i) require Executive to continue to perform his duties hereunder on the Company's behalf during such notice period, (ii) limit or impose reasonable restrictions on Executive's activities during such notice period as it deems necessary, or (iii) choose any date within the notice period as the Termination Date of Executive's employment, provided, however, that the Company will continue to pay Executive's Base Salary during such notice period.

             6.2. FOR CAUSE. The Company, action of the Board, may terminate Executive's employment hereunder at any time for Cause by providing to Executive written notice of termination stating the grounds for termination for Cause and such termination shall take effect immediately upon notice of termination. If, at any time, the Board determines in good faith to terminate Executive's employment hereunder for Cause, such determination shall be final and binding unless a court renders a final, unappealable decision to the contrary, and Executive shall have the burden of proof in any such legal proceeding.


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             6.3. BY EXECUTIVE. Executive may terminate his employment hereunder at any time, with or without Good Reason, upon not less than sixty (60) days' written notice (thirty (30) days' written notice if Executive terminates his employment with Good Reason at any time or without Good Reason following a Change in Control) to the Company. Upon notice of such termination from Executive, the Company may (i) require Executive to continue to perform his duties hereunder on the Company's behalf during such notice period, (ii) limit or impose reasonable restrictions on Executive's activities during such notice period as it deems necessary, or (iii) accept Executive's notice of termination as Executive's resignation from the Company and any subsidiary thereof
(including as a resignation from any position as director of the Company and any subsidiary thereof) at any time during such notice period. If the Company at any time during the notice period chooses to accept Executive's notice of termination as Executive's resignation from the Company, then the Termination Date shall be the date as of which such resignation is accepted, and without limiting any rights under SECTION 6.5, the Company will not be obligated to pay Executive's Base Salary for any period beyond the Termination Date.

             6.4. DEATH OR DISABILITY. Executive's employment will terminate effective immediately upon the death or Disability of Executive.

             6.5. SALARY AND BENEFIT ACCRUALS. Following the termination of Executive's employment under this Agreement by Executive without Good Reason, by the Company for Cause, or upon Executive's death, Executive will not be entitled to receive any further compensation (whether in the form of Base Salary, Bonus Payments, Benefits or otherwise) other than Base Salary, Bonus Payments and Benefits earned and accrued but not yet paid as of the Termination Date and, in the case of Executive's death, the proceeds of the life insurance benefit provided in SECTION 3.4 above. Upon the termination of Executive's employment under this Agreement by Executive for Good Reason, by the Company without Cause or due to Disability, Executive will be entitled to receive: (i) all Base Salary, Bonus Payments and Benefits earned and accrued but not yet paid as of the Termination Date (provided, if Executive's employment is terminated by the Company without Cause, his Base Salary will continue to accrue through the last day of the notice period specified in SECTION 6.1 above), (ii) the Termination Payment, to be paid by the Company to Executive in twelve (12) equal monthly payments on the first business day of each month beginning after the month in which the Termination Date occurs; and (iii) for a period of twelve (12) months following the Termination Date: (x) all Benefits in type and amount at least equivalent to those provided to him and his dependents by the Company immediately prior to the Termination Date, and (y) the Company will continue to pay the premiums with respect to the life insurance policy described in SECTION
3.4 above.

             6.6. EFFECT OF CERTAIN PAYMENTS. Notwithstanding anything herein to the contrary, if any payment or right accruing to Executive hereunder (without the application of this SECTION 6.6), either alone or together with other payments or rights accruing to Executive from the Company, would constitute a "PARACHUTE PAYMENT" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "CODE"), and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right (for example, by deferring the vesting date of Executive's Options or restricted stock) that will result in no portion of the amount payable or right accruing hereunder being subject to an excise tax under Section 4999 of the Code, unless Executive would be in a better after-tax economic position if no such reduction were to occur. The determination of the amount of any potential reduction in the rights or payments shall be made by Executive. The Company shall cooperate in good faith with Executive in making such determination and providing the necessary information for this purpose. In the event that the vesting date of any Option is deferred hereunder, the term during which such Option may be exercised shall be extended until the ninetieth (90th) day following the full vesting thereof.

             6.7. NO MITIGATION. Executive shall not be required to mitigate damages or the amount of any payment provided for or referred to in SECTION 6.5 by seeking other employment or otherwise, nor shall the amount of any payment provided for or referred to in SECTION 6.5 be reduced by any compensation earned by the Executive as the result of employment by another employer after the termination of the Executive's employment, or otherwise.

             6.8. CONDITIONS TO TERMINATION PAYMENT AND BENEFIT. As a condition to Executive's right to receive any Termination Payment and Benefits pursuant to
SECTION 6.5, Executive hereby agrees that he shall: (i) execute and deliver to the Company a general release in the form attached hereto as EXHIBIT A, and (ii) not breach any Restrictive Covenant. If, at any time, Executive breaches any Restrictive Covenant, then without limiting any other remedies of the Company, including without limitation, those set forth in SECTION 8, Executive shall not be


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entitled to any Termination Payment otherwise payable at any time after commencement of such breach, unless such breach is an isolated, insubstantial or inadvertent action that was not in bad faith and that is remedied by Executive promptly after Executive first becomes aware of such action.

         7. DEFINITIONS. As used in this Agreement:

             "AFFILIATE" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company including, without limitation, any member of an affiliated group of which the Company is a common parent corporation as provided in Section 1504 of the Code.

             "BASE TERMINATION AMOUNT" means, with respect to any termination of Executive's employment under this Agreement by the Company without Cause, by Executive for Good Reason or due to Disability, (i) if the Termination Date occurs on or before November 30, 2004, an amount equal to 50% of the Executive's Base Salary then in effect, or (ii) if the Termination Date occurs after November 30, 2004, an amount equal to the sum of (A) Executive's Base Salary then in effect, plus (B) (i) if the Termination Date occurs on or before November 30, 2005, the Bonus Payments earned by Executive, if any, with respect to the fiscal year ending November 30, 2004, or (ii) if the Termination Date occurs after November 30, 2005, the average of the Bonus Payments earned by Executive, if any, with respect to each of the two fiscal years prior to the fiscal year in which the Termination Date occurs. If, at any time, the Board elects to change the Company's fiscal year, the foregoing references to fiscal periods shall be adjusted to the nearest equivalent period.

             "CAUSE" means (a) an act of fraud or dishonesty by Executive that results in material gain or personal enrichment of Executive at the Company's expense, (b) Executive's conviction of a felony-class crime (other than relating to the operation of a motor vehicle), (c) any material breach by Executive of any provision of this Agreement that, if curable, has not been cured by Executive within thirty (30) days' written notice of such breach from the Company, (d) Executive willfully engaging in gross misconduct materially injurious to the Company that, if curable, has not been cured by Executive within thirty (30) days' written notice specifying the alleged willful gross misconduct and material injury, or (e) any intentional act or gross negligence on the part of Executive that has a material, detrimental effect on the reputation or Business of the Company.

             "CHANGE IN CONTROL" means the happening of any of the following events:

             (a) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (1) the then outstanding shares of common stock of the Company (the "OUTSTANDING COMPANY COMMON STOCK") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "OUTSTANDING COMPANY VOTING SECURITIES"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; (4) by any Herskovits Party; or (5) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c) below; or

             (b) Within any period of twenty-four (24) consecutive months, a change in the composition of the Board such that the individuals who, immediately prior to such period, constituted the Board (such Board shall be hereinafter referred to as the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this section, that any individual who becomes a member of the Board during such period, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided


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     further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

             (c) The approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("CORPORATE TRANSACTION"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any Herskovits Party, any employee benefit plan (or related trust) sponsored or maintained by the Company, by any corporation controlled by the Company, or by such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, more than 25% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction, and (3) individuals who were members of the Board immediately prior to the approval by the shareholders of the Corporation of such Corporate Transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

             (d) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, other than to a corporation pursuant to a transaction which would comply with clauses (1), (2) and (3) of subsection (c), assuming for this purpose that such transaction were a Corporate Transaction.

             "DISABILITY" will be deemed to have occurred whenever Executive has suffered physical or mental illness, injury, or infirmity that renders Executive unable to perform the essential functions of his job with or without reasonable accommodation, except that said Disability shall not be grounds for termination of Executive's employment under this Agreement in violation of the Americans with Disabilities Act, Family Leave Act or any other state or federal law governing the obligations of employers to persons having disability.

             "GOOD REASON" means the occurrence of any of the following events, unless (i) such event occurs with Executive's express prior written consent,
(ii) the event is an isolated, insubstantial or inadvertent action or failure to act that was not in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by Executive, or (iii) the event occurs in connection with termination of Executive's employment for Cause, Disability or death:

             (a) the assignment to Executive by the Company of any duties which are, in any material respect, inconsistent with, a diminution of or an adverse change in Executive's position, duty, title, office, responsibility or status with the Company; provided, however, that Good Reason shall not exist if, prior to a Change in Control, the Board determines that it would be appropriate to separate the positions of President and Chief Executive Officer of the Company and Executive is asked to continue in one of these positions without any material adverse change to his then current compensation and benefits;

             (b) any failure to either continue in effect any material Benefits or to substitute and continue other plans, policies, programs or arrangements providing Executive with substantially similar Benefits, or


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     the taking of any action which would substantially and adversely affect
     Executive's participation in or materially reduce Executive's Benefits or compensation;

             (c) any failure by any successor or assignee of the Company to continue this Agreement in full force and effect;

             (d) any breach of this Agreement by the Company (or any successor or assignee of the Company), unless such breach is cured within thirty (30) days of receiving written notice of the breach from Executive; or

             (e) the relocation of the executive offices of the Company following a Change in Control to a location that is more than fifty (50) miles from the executive offices of the Company as of the effective date of such Change in Control.

             "HERSKOVITS PARTY" means Thomas Herskovits and any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of Mr. Herskovits (including adoptive relationships); any person sharing Mr. Herskovits' household (other than a tenant or employee); any trust in which Mr. Herskovits and any of these persons have all of the beneficial interest; any foundation in which Mr. Herskovits and any of these persons control the management of the assets; any corporation, partnership, limited liability company or other entity in which Mr. Herskovits and any of these other persons are the direct and beneficial owners of all of the equity interests (provided Mr. Herskovits and these other persons agree in writing to remain the direct and beneficial owners of all such equity interests); and any personal representative of Mr. Herskovits upon Mr. Herskovits' death for purposes of administration of Mr. Herskovits' estate or upon Mr. Herskovits' incompetency for purposes of the protection and management of the assets of Mr. Herskovits.

             "PERSON" means any individual, corporation, trust, proprietorship, association, governmental body, agency or subdivision or other entity.

             "TERMINATION DATE" means the effective date of any termination of Executive's employment hereunder.

             "TERMINATION PAYMENT" means, with respect to any termination of Executive's employment under this Agreement by the Company without Cause, by Executive for Good Reason or due to Disability, the Base Termination Amount; provided, with respect to a termination occurring after a Change in Control, the Termination Payment shall be equal to the Base Termination Amount multiplied by the greater of (x) one (1) or (y) the result of (i) thirty-six (36) months minus the number of complete calendar months between the Change in Control and the Termination Date, divided by (ii) twelve (12).

         8. REMEDIES. Executive acknowledges and agrees that the covenants set forth in SECTIONS 4 and 5 of this Agreement (collectively, the "RESTRICTIVE COVENANTS") are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if Executive breaches any of the terms of the Restrictive Covenants, and that in the event of Executive's actual or threatened breach of any such Restrictive Covenants, the Company will have no adequate remedy at law. Executive accordingly agrees that in the event of any actual or threatened breach by him of any of the Restrictive Covenants, the Company shall be entitled to specific performance and other appropriate injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

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         9. LIABILITY INSURANCE. Without limiting Executive's rights pursuant to the Company's Articles of Incorporation, Bylaws or any indemnification agreement entered into between the Company and Executive, so long as the Company is a reporting company under either Section 12 or Section 15(d) of the Securities Exchange Act of 1934, as amended, the Company shall maintain liability insurance covering Executive as a director, officer, employee and fiduciary of the Company so long as such insurance coverage remains available to the Company on commercially reasonable terms. Notwithstanding the foregoing, it shall not constitute a breach of this covenant if, at any time, the Company is unable to continue or maintain such insurance due to the actions or inaction of Executive.

         10. MISCELLANEOUS.

             10.1. NOTICES. All notices and other communication between the parties pursuant to this Agreement must be in writing and will be deemed given when delivered in person, one (1) business day after being dispatched by a nationally recognized overnight courier service, three (3) business days after being deposited in the U.S. Mail, registered or certified mail, return receipt requested, or when sent by facsimile (with receipt acknowledged and a copy sent for next day delivery by a nationally recognized overnight courier service), to the Company at the address or facsimile number of its principal office in Mount Prospect, Illinois and to Executive (or his representatives) at his address or facsimile as shown on the Company's records. The parties hereto (or their representatives) may change their addresses or facsimile numbers for notice purposes by delivering notice to the other party in accordance with this SECTION
10.1. All notices sent to the Company shall also be delivered to Katten Muchin Zavis Rosenman, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693, Attention: Jeffrey R. Patt, Esq., Facsimile No.: 312-902-1061.

             10.2. GOVERNING LAW. This Agreement will be subject to and governed by the laws of the State of Illinois, without regard to principles of conflicts of laws. Any action or claim between the parties that arises out of this Agreement shall be instituted and prosecuted only in the appropriate state or federal court or other tribunal situated in Chicago, Illinois. The Company and Executive knowingly and voluntarily waive any and all right to a trial by jury in any action or proceeding arising out of, under, or in connection with, this Agreement or the relationship between the parties hereto.

             10.3. BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, executors, administrators, successors, and assigns, subject to the limitations on assignment in SECTION 10.8.

             10.4. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter of this Agreement and supersedes any other agreements, whether oral or written, between the parties with respect to the subject matter of this Agreement.

             10.5. MODIFICATION. No change or modification of this Agreement will be valid unless it is in writing and signed by both of the parties. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person or party to be charged.

             10.6. SEVERABILITY. If any provision of this Agreement is, for any reason, invalid or unenforceable, the remaining provisions of this Agreement will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Agreement that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

             10.7. HEADINGS. The headings in this Agreement are inserted for convenience only and are not to be considered in the interpretation of construction of the provisions of this Agreement.

             10.8. ASSIGNABILITY. This Agreement may not be assigned by either party without the prior written consent of the other party, except that the Company may assign its rights to, and cause its obligations under this Agreement to be assumed by, any person or entity to whom or to which the Company simultaneously transfers by sale, merger, or otherwise all or substantially all of its assets.

             10.9. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by Executive and the Company to express their mutual intent, and no rule of strict construction will be applied against Executive or the Company.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Executive Employment Agreement as of the date first above written.


                                NATURAL GOLF CORPORATION


                                By:  /s/  Thomas Herskovits
                                    ------------------------------------------
                                    Thomas Herskovits, Chairman of the Board



                                   EXECUTIVE:

                                      /s/  Andrew S. Wyant
                                    ------------------------------------------
                                    Andrew S. Wyant

                                                                       EXHIBIT A

                                 GENERAL RELEASE

         This GENERAL RELEASE ("GENERAL RELEASE") is made as of ____________, by Andrew S. Wyant ("EXECUTIVE") for the benefit of Natural Golf Corporation, an Illinois corporation ("COMPANY") and its successors and assigns.

         WHEREAS, the Company and Executive have entered into an Executive Employment Agreement, dated as of ________, 2003 (the "EMPLOYMENT AGREEMENT").

         WHEREAS, as a condition to Executive's right to receive any Termination Payments or Benefits provided for or referenced in Section 6 of the Employment Agreement, Executive has agreed to execute and deliver to the Company this General Release.

         NOW, THEREFORE, in consideration of the Company's payment of the Termination Payments and Benefits provided for or referenced in Section 6.5 of the Employment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive, for himself and each of his executors, successors, and assigns (collectively, the "RELEASORS"), hereby forever releases the Company and each of its predecessors, successors, and past and present stockholders, directors, officers, managers, employees, subsidiaries, affiliates, agents and representatives (collectively, the "RELEASED PARTIES") from any and all claims, demands, and causes of action of every kind and nature, including, without limitation, those relating to or arising out of the Employment Agreement or any employment-related claims Executive may have, including, without limitation, claims brought under the Civil Rights Act of 1964, as amended, the Civil Acts Rights Act of 1991, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Americans with Disabilities Act and any other federal, state or local laws regarding employment discrimination or termination of employment in the common laws of any state relating to employment contracts, wrongful discharge, defamation or any other matter arising under common law; provided, however, that nothing contained herein shall be construed to limit in anyway any Releasor's right to enforce the terms of the Employment Agreement or any other written agreement, including with respect to indemnification, between the Company and such Releasor, nor shall this General Release apply to or adversely affect any vested rights to compensation or Company benefits which may arise prior to Executive's termination from the Company, or to any of Executive's rights under federal or state law regarding the continuation of medical benefits.

         The Releasors hereby irrevocably agree to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, or proceeding of any kind, in any court or before any tribunal, against any Released Party based upon any Released Claim.

         This General Release will be governed by and construed in accordance with the laws of the State of Illinois, without regard to conflicts of law principles. All words used in this General Release shall be construed to be of such gender and/or number as the circumstances require.

         This General Release has been duly executed and delivered by Executive and the consummation of the transactions contemplated hereby are within the powers of Executive. The obligations under this General Release constitute the legal, valid and binding obligations of Executive.

         The undersigned has read and understands this General Release, has had the opportunity to consult with an attorney prior to signing it, and voluntarily enters into it with full knowledge of its terms and conditions and that such terms and conditions are binding on him.


         IN WITNESS WHEREOF, the undersigned has executed this General Release as of the date first above written.



                                        -------------------------------------
                                        Andrew S. Wyant